UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2018

CYS INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation) or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Totten Pond Road, 6th Floor Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-0440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on July 31, 2018 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2018, by and among Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), CYS Investments, Inc., a Maryland corporation (“CYS”) and Eiger Merger Subsidiary LLC, a Maryland limited liability company and an indirect, wholly owned subsidiary of Two Harbors (“Merger Sub”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into CYS, with CYS continuing as the surviving corporation, becoming an indirect, wholly owned subsidiary of Two Harbors (the “Merger”). The combined company will conduct business under the name “Two Harbors Investments Corp.” and will continue to trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “TWO”. The following events took place in connection with the consummation of the Merger.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 31, 2018, CYS completed the Merger pursuant to the terms of the Merger Agreement. On the Closing Date, Merger Sub merged with and into CYS, with CYS continuing as the surviving corporation. The Articles of Merger contemplated by the Merger Agreement were filed with the State Department of Assessments and Taxation of Maryland, with an effective time and date of 12:00 p.m. Eastern Time on the Closing Date (the “Effective Time”).

At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of CYS (“CYS Common Stock”) (other than shares held by Two Harbors or Merger Sub or by any wholly owned subsidiary of Two Harbors, Merger Sub or CYS, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Two Harbors (a) 0.4680 newly issued shares of common stock, par value $0.01 per share, of Two Harbors (the “Two Harbors Common Stock”) and (b) the Per Share Cash Consideration of $0.0965, as specified in the Merger Agreement (collectively, the “Merger Consideration”). No fractional shares of Two Harbors Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of CYS Common Stock is otherwise entitled will be paid in cash.

In connection with the Merger, at the Effective Time, each share of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of CYS (the “CYS Series A Preferred Stock”) was converted into the right to receive one share of newly classified 7.75% Series D Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Two Harbors (the “Two Harbors Series D Preferred Stock”), and each share of 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of CYS (the “CYS Series B Preferred Stock”) was converted into the right to receive one share of newly classified 7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Two Harbors (the “Two Harbors Series E Preferred Stock”). The Two Harbors Series D Preferred Stock has the same rights, preferences, privileges and voting powers as those of the CYS Series A Preferred Stock, and the Two Harbors Series E Preferred Stock has the same rights, preferences, privileges and voting powers as those of the CYS Series B Preferred Stock.

Per the terms of the transactions described in the Merger Agreement, approximately 72.7 million shares of Two Harbors Common Stock will be issued in connection with the Merger to former CYS common stockholders, and former CYS common stockholders will own approximately 29% of the common equity of the combined company.

The foregoing description of the Merger and the transactions contemplated by the Merger Agreement contained in this Item 2.01 is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to CYS’ Current Report on Form 8-K filed with the SEC on April 26, 2018, and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, CYS notified the NYSE on the Closing Date that (i) each share of CYS Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive 0.4680 newly issued shares of Two Harbors Common Stock, (ii) each share of CYS Series A Preferred Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive one share of newly classified Two Harbors Series D Preferred Stock, and (iii) each share of CYS Series B Preferred Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive one share of newly classified Two Harbors Series E Preferred Stock, and requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the CYS Common Stock, the CYS Series A Preferred Stock and the CYS Series B Preferred Stock in order to effect the delisting of the CYS Common Stock, the CYS Series A Preferred Stock and the CYS Series B Preferred Stock from the NYSE. Such delisting will result in the termination of the registration of the CYS Common Stock, the CYS Series A Preferred Stock and the CYS Series B Preferred Stock

under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). CYS intends to file a Form 15 with the SEC to terminate the registration of the CYS Common Stock, the CYS Series A Preferred Stock and the CYS Series B Preferred Stock under Section 12(g) of the Exchange Act and suspension of CYS’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Pursuant to the Merger Agreement, on July 31, 2018, (i) each outstanding share of CYS Common Stock was converted into the right to receive the Merger Consideration, and (ii) each outstanding restricted stock unit award in respect of CYS Common Stock held by a director or employee of CYS vested as of the Effective Time and was settled for the Merger Consideration with respect to each share of CYS Common Stock subject to such award.

As of the Effective Time, holders of CYS Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders of CYS (other than the right to receive the Merger Consideration or as otherwise provided by the Merger Agreement or by law). The rights of holders of Two Harbors’ Common Stock are governed by Two Harbors’ Articles of Incorporation and Bylaws, and the description of Two Harbors Common Stock have previously been set forth in the section entitled “Description of Two Harbors Capital Stock” of the Registration Statement on Form S-4 (File No. 333- 225242) filed by Two Harbors with the SEC on May 25, 2018, as amended, which section is hereby incorporated by reference.

Item 5.01.	Changes in Control of Registrant

The information set forth in the Introductory Note, Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

At the Effective Time, as contemplated under the Merger Agreement, Merger Sub merged with and into CYS, with CYS continuing as the surviving corporation, becoming as an indirect wholly owned subsidiary of Two Harbors. In connection with the consummation of the Merger, each outstanding share of CYS Common Stock (other than shares held by Two Harbors or Merger Sub or by any wholly owned subsidiary of Two Harbors, Merger Sub or CYS, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Two Harbors the Merger Consideration.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

At the Effective Time, and in connection with the Merger, each member of the board of directors of CYS ceased to be a director of CYS. These directors are Kevin E. Grant, Tanya S. Beder, Dale A. Reiss, Karen Hammond, Raymond A. Redlingshafer, and James A. Stern. These resignations were not a result of any disagreements between CYS and the directors on any matter relating to CYS’ operations, policies or practices.

At the Effective Time, each of the following officers of CYS ceased to be an officer of CYS: Kevin E. Grant, Jack DeCicco, Thomas A. Rosenbloom and Richard E. Cleary.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure

On the Closing Date, CYS issued a press release announcing the completion of the Merger described above in Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by

CYS under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 25, 2018, by and among Two Harbors Investment Corp., Eiger Merger Subsidiary LLC and CYS Investments, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on April 26, 2018).

99.1*	Press Release, dated July 31, 2018.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

By:	/s/ Rebecca B. Sandberg
Name: Title:	Rebecca B. Sandberg General Counsel and Secretary

Dated: July 31, 2018